Exhibit 10.2K

Form of Officer Grant
INTREXON CORPORATION
AMENDED AND RESTATED
2013 OMNIBUS INCENTIVE PLAN, AS AMENDED
Restricted Stock Unit Agreement
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated as of _____ ___, 20___, between Intrexon Corporation, a Virginia corporation (the “Company”), and _________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2013 Omnibus Incentive Plan, as amended (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
1.    Grant of Restricted Stock Units. Pursuant to the Plan, the Company, on [Date of Grant] (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right to receive [Number of shares] of Common Stock (the “Award”) subject to the terms and conditions of the Plan. This Award represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, shares of Common Stock at the time and on the terms and conditions set forth herein. As a holder of this Award, the Participant has only the rights of a general unsecured creditor of the Company.
2.    Terms and Conditions. This Award is subject to the following terms and conditions:
(a)    Vesting of Shares.
(i)    In General. Except as otherwise provided below, this Award shall become vested and nonforfeitable with respect to 25% of the shares subject to the Award on each of the first four (4) anniversaries of the Date of Grant, with respect to the number of shares of Common Stock set forth above, provided, the Participant has been continuously employed by the Company or an Affiliate from the Date of Grant until such time.
(ii)     Change in Control. Notwithstanding the foregoing, in the event a Change in Control occurs and no provision is made for the continuance, assumption on substitution of the Award by the Company or its successor (or a parent company) in a Change in Control, then the Award shall become vested in full on the Control Change Date, provided the Participant has remained continuously employed by, or providing service to, the Company or any Affiliate from the Date of Grant until such time.
(iii)     Death or Disability. Notwithstanding the foregoing, this Award also shall become vested in full in the event the Participant’s employment or service with the Company and its Affiliates is terminated as a result of the Participant’s death or Disability.
(iv)    Terms of Payment. The shares of Common Stock that are vested and issuable to Participant shall be issued and delivered to Participant no later than thirty (30) days after the date on which the portion of the Award vests (each such date, a “Share Issuance Date”). If a Share Issuance Date falls during a period when, pursuant to applicable law, regulations, NYSE rules or the Company’s internal policies or agreements with third parties, the Company is not permitted to issue such shares of Common Stock, such shares of Common Stock shall be issued and delivered to Participant no later than the third business day following the conclusion of such period.
(v)     Anti-Hedging/Pledging and Insider Trading Policy. All shares of Common Stock issued and delivered under this Award shall be subject to any anti-pledging and/or anti-hedging policies the Company may adopt from time to time and shall be subject to the Company’s Policy Relating to Insider Trading of Securities and Confidential Information, as amended from time to time.
(b)    Transferability. Except as provided herein, this Award is nontransferable, other than by will or the laws of descent and distribution, and during the Participant’s lifetime, may be transferred by the Participant to immediate family members or trusts or other entities on behalf of the Participant and/or immediate family members or for charitable donations. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. Any transferee to whom this Award is transferred shall be bound by the same terms and conditions that governed the Award during the time it was held by the Participant (which terms and conditions shall still be read from the perspective of the Participant); provided, however, that the transferee may not transfer the Award except by will or the laws of descent and distribution. Any such transfer shall be evidenced by an appropriate written document that the Participant executes and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the transfer. No right or interest of the Participant or any transferee in the Award shall be liable for, or subject to, any lien, obligation or liability of the Participant or any transferee. For clarity, this Section 2(b) refers only to the right to receive the shares of Common Stock underlying this Award and not the vested shares of Common Stock.

3.    Forfeiture of the Award.
(a)    The portion of the Award that is not vested and payable pursuant to Section 2(a) as of the date of termination of the Participant’s employment by, or service with, the Company or an Affiliate will be forfeited automatically at the close of business on that date.
(b)    In no event may any portion of the Award become vested and payable, in whole or in part, after forfeiture pursuant to Section 3(a) above.
4.    Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Award until issuance of the shares of Common Stock. The Company may include on any certificates or notations representing shares of Common Stock issued pursuant to this Award such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.
5.    Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.
6.    Withholding of Taxes. The Company’s obligation to deliver the shares of Common Stock, or, if applicable, cash, upon vesting of the Award is subject to the Participant’s satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company. The Company, to the extent applicable law permits, may allow the Participant to pay such withholding amounts (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns (but only for the minimum required withholding), (ii) by means of a “net withholding” procedure, (iii) by such other medium of payment as the Company in its discretion shall authorize or (iv) by any combination of the allowable methods of payment set forth herein.
7.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock issuable pursuant to this Agreement and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Award and for satisfying the Participant’s tax obligations with respect to the Award (including, but not limited to, any income or excise tax as resulting from the application of Code Sections 409A or 4999), and the Company shall not be liable if the Award is subject to Code Sections 409A or 4999.
8.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fractional share shall be disregarded.
9.    Change in Capital Structure. The terms of this Agreement shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

10.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Agreement, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	Intrexon Corporation
20374 Seneca Meadows Parkway
Germantown, MD 20876
Attention: Chief Legal Officer

If to the Participant:	________________________________
________________________________
________________________________
________________________________

11.    No Right to Continued Employment or Service. Neither the Plan, the granting of the Award nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company shall retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.
12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
13.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
14.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
15.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
16.    Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will not be considered deferred compensation within the meaning of Section 409A of the Code. For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. Payments hereunder are intended to satisfy the exemption from Section 409A of the Code for “short-term deferrals.” Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code. The Company shall delay the issuance of shares under this Award to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments of deferred compensation to specified employees of certain publicly traded companies).
17.    Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

INTREXON CORPORATION

By:
Name:
Title:

PARTICIPANT:

[Name]